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                                                                    EXHIBIT 5.1

                       BALLARD SPAHR ANDREWS & INGERSOLL
                            300 EAST LOMBARD STREET
                           BALTIMORE, MARYLAND 21202
                                 410-528-5600

                                 June 26, 1997

Signature Resorts, Inc.
5933 West Century Boulevard
Suite 210
Los Angeles, California 90045

  Re: Signature Resorts, Inc., a Maryland corporation
      (the "Company")--Registration Statement on Form S-1
      pertaining to Four Million Nine Hundred Fifty-Nine
      Thousand Five Hundred Forty-Eight (4,959,548) shares
      ("Shares") of common stock, par value one cent
      ($0.01) per share ("Common Stock"), to be sold by
      certain stockholders of the Company
      ----------------------------------------------------

Ladies and Gentlemen:

  In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-1 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about June 27, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

  We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996, Articles of Amendment filed with the SDAT on June 13, 1996 and Articles of Amendment filed with the SDAT on August 20, 1996. We have also examined the Bylaws of the Company, as amended through the date hereof (the "Bylaws"), and Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

  We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, have been validly issued and are fully paid and non-assessable.

  We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the
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Signature Resorts, Inc.
June 26, 1997
Page 2

United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

  The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

  The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                          Very truly yours,

                                          /s/ Ballard Spahr Andrews & Ingersoll